[KRAMER LEVIN NAFTALIS & FRANKEL LLP LETTERHEAD]

October 10, 2013

To the Transferor and Successor Funds

Listed on Schedule A

6803 South Tucson Way

Centennial, Colorado 80112

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the reorganization of each Transferor Fund and the corresponding Successor Fund, as listed on Schedule A, pursuant to an Agreement and Plan of Reorganization (the “Agreement” or “Agreements”) dated as of October 10, 2013, by and between each such Transferor Fund and the corresponding Successor Fund (each a “Reorganization” and collectively, the “Reorganizations”).

In each Reorganization, the Transferor Fund will convey, transfer and deliver all of its assets to the corresponding Successor Fund solely in exchange for shares1 of the Successor Fund and the assumption by the Successor Fund of all liabilities of the Transferor Fund. Each Transferor Fund will distribute shares of the corresponding Successor Fund received in the Reorganization pro rata to its shareholders in exchange for their Transferor Fund shares, and will liquidate pursuant to the Agreement.

All capitalized terms used in this opinion and not defined herein have the respective meanings assigned to them in the respective Agreements and the Proxy Statement filed by the Transferor Fund under the Securities Exchange Act of 1934 on Schedule 14A with the Securities and Exchange Commission on April 12, 2013, as amended or supplemented (the “Proxy Statement”).

For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Agreements, (ii) the Proxy Statement, and (iii) such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations, which we have neither investigated nor verified, made by each Transferor Fund and Successor Fund (the “Certified Representations”).

We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with the officers and directors of each Transferor Fund and Successor Fund, as well as with other professionals engaged by them. We have assumed, with your consent, that all documents reviewed by us are originals or photocopies that faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true, correct, complete, and not breached, that no actions that are inconsistent with such representations and statements will be taken, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms (without amendment or waiver of any provisions or conditions thereof). We have further assumed that all representations made in the Certified Representations “to the best knowledge of” any person will be true, correct, and complete as if made without such qualification.

Based upon the foregoing, and subject to the qualifications set forth below, it is our opinion that, with respect to each Transferor Fund and the corresponding Successor Fund, for U.S. federal income tax purposes:

a)	the transfer by the Transferor Fund of all of its assets to the Successor Fund solely in exchange for Successor Fund shares and the assumption by the Successor Fund of all Transferor Fund liabilities, the distribution of the Successor Fund shares received by the Transferor Fund pro rata to its shareholders in exchange for their Transferor Fund shares, and the subsequent liquidation of the Transferor Fund, all pursuant to the Agreement, will constitute a “reorganization” within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the “Code”);
b)	the Transferor Fund and the Successor Fund will each be “a party to a reorganization” within the meaning of section 368(b) of the Code;
c)	under section 354 of the Code, the Transferor Fund shareholders will not recognize any gain or loss on the exchange of their Transferor Fund shares for Successor Fund shares in the Reorganization;
d)	under sections 361 and 357 of the Code, the Transferor Fund will not recognize any gain or loss by reason of the transfer of all its assets in exchange for Successor Fund shares and the assumption of all of its liabilities by the Successor Fund in the Reorganization, or upon the pro rata distribution to its shareholders of Successor Fund shares in the Reorganization;
e)	under section 1032 of the Code, the Successor Fund will not recognize any gain or loss on the receipt of all of the assets of the Transferor Fund in exchange for Successor Fund shares and the assumption of all Transferor Fund liabilities in the Reorganization;
f)	the Successor Fund will succeed to, and take into account the items of the Transferor Fund described in section 381(c) of the Code;
g)	under section 358 of the Code, the aggregate tax basis of the Successor Fund shares received by each shareholder of the Transferor Fund in the Reorganization will be the same as the aggregate tax basis of the Transferor Fund shares exchanged therefor by such shareholder;
h)	under section 1223 of the Code, the holding period of each shareholder of the Transferor Fund in the Successor Fund shares received in the Reorganization will include the period during which such shareholder held the Transferor Fund shares exchanged therefor, if such Transferor Fund shares were held as capital assets at the time of the Reorganization;
i)	under section 362(b) of the Code, the Successor Fund’s adjusted tax bases in the assets received from the Transferor Fund in the Reorganization will be the same as the adjusted tax bases of such assets in the hands of the Transferor Fund immediately prior to the Reorganization; and
j)	under section 1223 of the Code, the Successor Fund’s holding periods in the assets received from the Transferor Fund in the Reorganization will include the holding periods of such assets in the hands of the Transferor Fund immediately prior to the Reorganization.

Our opinion is based upon existing statutory, regulatory, administrative and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of the Successor Funds, the Transferor Funds, and/or their shareholders. We do not undertake to advise you as to any changes after the date of this opinion in the above-referenced authorities that may affect our opinion unless we are specifically requested to do so. As noted above, our opinion is based solely on the documents that we have examined, the assumptions we have made, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents, such additional information, or any of our assumptions or the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically stated above, and we have not been asked to address, nor have we addressed, any other matters relating to the Reorganizations, the Successor Funds, the Transferor Funds, their shareholders, or any investment in or by the Successor Funds or the Transferor Funds.

No ruling or advisory opinion has been or will be sought from the Internal Revenue Service (the “Service”) or any other taxing authority as to any of the matters discussed herein. The opinions expressed herein are not binding on the Service, any other taxing authority or any court, and there can be no assurance that the Service, any other taxing authority or a court of competent jurisdiction will not disagree with such opinions.

This opinion is intended for the exclusive use of each Transferor Fund and Successor Fund. This opinion may not be circulated or relied upon by any other person or entity or for any other purpose without our prior consent.

Very truly yours,

                                                            /s/ Kramer Levin Naftalis & Frankel LLP

                                                                 Kramer Levin Naftalis & Frankel LLP

Schedule A

Transferor Fund	Successor Fund, each a Delaware Statutory Trust
Oppenheimer Capital Appreciation Fund, a Massachusetts business trust	Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund, a Massachusetts business trust	Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund, a Massachusetts business trust	Oppenheimer Discovery Fund
Oppenheimer Equity Income Fund, Inc., a Maryland Corporation	Oppenheimer Equity Income Fund
Oppenheimer Global Fund, a Massachusetts business trust	Oppenheimer Global Fund
Oppenheimer Global Multi Strategies Fund, a Massachusetts business trust	Oppenheimer Global Multi Strategies Fund
Oppenheimer Global Opportunities Fund, a Massachusetts business trust	Oppenheimer Global Opportunities Fund
Oppenheimer Global Value Fund, a Massachusetts business trust	Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund, a Massachusetts business trust	Oppenheimer Gold & Special Minerals Fund
Oppenheimer Institutional Money Market, a Massachusetts business trust Fund	Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund, a Massachusetts business trust	Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund, a Massachusetts business trust	Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund, a Massachusetts business trust	Oppenheimer International Small Company Fund
Oppenheimer International Value Fund, a Massachusetts business trust	Oppenheimer International Value Fund
Oppenheimer Limited-Term Bond Fund, a Massachusetts business trust	Oppenheimer Limited-Term Bond Fund
Oppenheimer Money Market Fund, Inc., a Maryland Corporation	Oppenheimer Money Market Fund
Oppenheimer Portfolio Series, a Massachusetts business trust, on behalf of Oppenheimer Conservative Investor Fund, Oppenheimer Moderate Investor Fund, Oppenheimer Equity Investor Fund, and Oppenheimer Active Allocation Fund.	Oppenheimer Portfolio Series, on behalf of Oppenheimer Conservative Investor Fund, Oppenheimer Moderate Investor Fund, Oppenheimer Equity Investor Fund, and Oppenheimer Active Allocation Fund.
Oppenheimer Quest for Value Funds, a Massachusetts business trust, on behalf of Oppenheimer Global Allocation Fund, Oppenheimer Flexible Strategies Fund, and Oppenheimer Small- & Mid-Cap Value Fund	Oppenheimer Quest for Value Funds, on behalf of Oppenheimer Global Allocation Fund, Oppenheimer Flexible Strategies Fund, and Oppenheimer Small- & Mid-Cap Value Fund
Oppenheimer Real Estate Fund, a Massachusetts business trust	Oppenheimer Real Estate Fund
Oppenheimer Rising Dividends Fund, a Massachusetts business trust	Oppenheimer Rising Dividends Fund
Oppenheimer Select Value Fund, a Massachusetts business trust	Oppenheimer Select Value Fund
Oppenheimer Series Fund, Inc., a Maryland Corporation, on behalf of Oppenheimer Value Fund	Oppenheimer Series Fund, on behalf of Oppenheimer Value Fund
Oppenheimer Discovery Mid Cap Growth Fund, a Massachusetts business trust	Oppenheimer Discovery Mid Cap Growth Fund

1 Under the laws of Delaware and Massachusetts, ownership interests in a Transferor Fund that is a business trust, and in each Successor Fund, constitute shares of beneficial interest. Such interests are considered stock for federal income tax purposes and are referred to as “stock” or “shares” herein.